Exhibit 99.1

Verra Mobility Reports Third Quarter 2021 Financial Results

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Net income for the third quarter of 2021 was $27.3 million, or $0.14 per diluted share
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Reports third quarter revenue of $162.1 million; total year-to-date revenue of $380.6 million
•
Generated cash flows from operations of $129.3 million

Mesa, AZ, November 4, 2021 – Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today the financial results for the three and nine months ended September 30, 2021.

“Our team delivered strong results for the third quarter with a total revenue of $162.1 million and significant profit growth in both of our business segments,” said David Roberts, Chief Executive Officer of Verra Mobility. “With rental car travel and the use of cashless tolling growing steadily, our Commercial Services segment achieved a 75% increase in revenue year-over-year. Our Government Solutions segment saw 61% revenue growth from increases in both service revenue and product sales year-over-year. Additionally, we made great progress this quarter with the integration of Redflex, and expect to continue achieving synergies. Redflex’s automated safety technology and intelligent transportation solutions have strengthened our Government Solutions portfolio and expanded our customer base globally.”

Third Quarter 2021 Financial Highlights

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Revenue: Total revenue for the third quarter of 2021 was $162.1 million, an increase of 67% compared to $96.9 million for the third quarter of 2020. The increase was attributable to service revenue resulting from improved travel demand that positively impacted the rental car industry in our Commercial Services segment, and growth in both speed and red-light programs from the inclusion of Redflex operations in our Government Solutions segment.
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Net income: Net income for the third quarter of 2021 was $27.3 million, or $0.14 per share based on 165.4 million diluted weighted average shares outstanding. Net income for the comparable 2020 period was $11.1 million, or $0.07 per share, based on 162.6 million diluted weighted average shares outstanding.
•
Adjusted Earnings Per Share (EPS): Adjusted EPS for the third quarter of 2021 was $0.27 per share compared to $0.17 per share for the third quarter of 2020.
•
Adjusted EBITDA: Adjusted EBITDA was $82.1 million for the third quarter of 2021, compared to $53.5 million for the same period last year. Adjusted EBITDA margin was 51% of total revenue for 2021 and 55% for 2020.

The Company reports its results of operations based on two operating segments:

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Commercial Services delivers market-leading automated toll and violations management and title and registration solutions to rental car companies, fleet management companies, and other large fleet owners.
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Government Solutions delivers market-leading automated safety solutions to municipalities, school districts and government agencies, including services and technology that enable photo enforcement related to speed, red-light, school bus, and city bus lane management.

Third Quarter 2021 Segment Detail

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The Commercial Services segment generated total revenue of $77.3 million, a 75% increase compared to $44.2 million in the same period in 2020. Segment profit was $51.3 million, a 66% increase from $30.8 million in the prior year. The significant increases in revenue and profit resulted from improved travel demand that positively impacted the rental car industry. The segment profit margin was 66% for 2021 and 70% for the same period in 2020.
•
The Government Solutions segment generated total revenue of $84.8 million, a 61% increase compared to $52.8 million in the same period in 2020. The increase was due to growth in service revenue and product sales from the inclusion of Redflex operations with no comparable amounts in the prior year. The segment profit was $30.0 million, a 32% increase from $22.7 million in the prior year. The segment profit margin was 35% for 2021 and 43% for 2020.

Year-To-Date 2021 Financial Highlights

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Revenue: Total revenue for year-to-date 2021 was $380.6 million, an increase of 30% compared to $293.4 million for year-to-date 2020. Redflex contributed $22.8 million to the revenue growth, and the remaining increase was due to service revenue resulting from improved travel demand that positively impacted the rental car industry in our Commercial Services segment, and growth in both speed and red-light programs in our Government Solutions segment.
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Net income: Net income for year-to-date 2021 was $22.4 million, or $0.14 per share, based on 164.8 million diluted weighted average shares outstanding. Net income for the comparable 2020 period was $9.5 million, or $0.06 per share, based on 162.0 million diluted weighted average shares outstanding.
•
Adjusted EBITDA: Adjusted EBITDA was $191.0 million for year-to-date 2021, compared to $136.0 for year-to-date 2020. Adjusted EBITDA margin was 50% of total revenue for year-to-date 2021 and 46% for 2020.

Liquidity: As of September 30, 2021, cash and cash equivalents were $128.2 million and we generated $129.3 million in cash flows from operations for 2021. As of September 30, 2021, we had total debt of $999.7 million, net of cash on hand, our net debt was $871.4 million, and a $62.2 million availability to borrow on the revolver that is undrawn.

Restatement of Previously Reported Financial Information

We restated our consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019, and 2018, including interim periods within the fiscal years 2020 and 2019. This was based on recent guidance by the U.S. Securities and Exchange Commission (the “SEC”) on April 12, 2021 regarding the accounting for warrants issued by special purpose acquisition companies. As a result, this press release includes restated information for the affected prior periods which should be read in conjunction with the restated information in our Annual Report on Form 10-K/A filed with the SEC on May 17, 2021. The new accounting treatment for warrants impacts net income in prior periods but has no impact on revenue, Adjusted EBITDA, or total cash flows.

Redflex Acquisition: On June 17, 2021, we completed the acquisition of Redflex Holdings Limited, a public company limited by shares, incorporated in Australia and listed on the Australian Securities Exchange (“Redflex”). Redflex is a provider of intelligent traffic management products and services that are sold and managed in the Asia Pacific, North America, Europe, and Middle East regions. Redflex develops, manufactures, and operates a wide range of platform-based solutions, utilizing advanced sensor and image capture technologies that enable active management of state and local motorways.

Conference Call Details

Date: November 04, 2021

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

U.S. and Canadian Callers Dial-in: (800) 239-9838

Outside of U.S. and Canada Dial-in: (323) 794-8554 for international callers with conference ID #7088112

Webcast Information: Available live in the “Investor Relations” section of the Company’s website at http://ir.verramobility.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on November 18, 2021 by dialing (844) 512-2921 for the U.S. or Canada and (412) 317-6671 for international callers and entering passcode #7088112. In addition, an archived webcast will be available in the “News & Events” section of the Investor Relations page of the Company’s website at http://ir.verramobility.com.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world’s largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through integration and connectivity with hundreds of tolling and issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts mainly across North America operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in North America, Australia, Europe and Asia. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company’s expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company’s strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2021 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the impact of payment delays related to the outstanding receivables with the City of New York Department of Transportation (“NYCDOT”) (2) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (3) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (4) customer concentration in our Commercial Services and Government Solutions segments; (5) decreases in the prevalence of automated photo enforcement or the use of tolling; (6) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (7) decreased interest in outsourcing from our customers; (8) our ability to properly perform under our contracts and otherwise satisfy our customers; (9) our ability to compete in a highly competitive and rapidly evolving market; (10) our ability to keep up with technological developments and changing customer preferences; (11) the success of our new products and changes to existing products and services; (12) our ability to successfully integrate our recent or future acquisitions; (13) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (14) other risks and uncertainties indicated from time to time in documents filed or to be filed with the SEC by Verra Mobility. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2021	December 31, 2020
($ in thousands except per share data)		(As restated)
Assets
Current assets:
Cash and cash equivalents	$128,247	$120,259
Restricted cash	2,945	633
Accounts receivable (net of allowance for credit loss of $14.7 million and $11.5 million at September 30, 2021 and December 31, 2020, respectively)	174,463	168,783
Unbilled receivables	27,422	14,045
Prepaid expenses and other current assets	39,054	24,317
Total current assets	372,131	328,037
Installation and service parts, net	10,596	7,944
Property and equipment, net	95,786	70,284
Operating lease assets	32,960	29,787
Intangible assets, net	317,031	342,139
Goodwill	637,739	586,435
Other non-current assets	15,673	2,699
Total assets	$1,481,916	$1,367,325
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$48,632	$34,509
Accrued liabilities	53,663	15,636
Payable to related party pursuant to tax receivable agreement, current portion	5,202	4,791
Current portion of long-term debt	9,433	9,104
Total current liabilities	116,930	64,040
Long-term debt, net of current portion	965,362	832,941
Operating lease liabilities, net of current portion	31,570	27,986
Payable to related party pursuant to tax receivable agreement, net of current portion	64,329	67,869
Private placement warrant liabilities	35,933	30,866
Asset retirement obligation	10,708	6,409
Deferred tax liabilities, net	12,378	21,148
Other long-term liabilities	1,040	494
Total liabilities	1,238,250	1,051,753
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	16	16
Common stock contingent consideration	36,575	36,575
Additional paid-in capital	311,003	373,620
Accumulated deficit	(100,482)	(94,850)
Accumulated other comprehensive (loss) income	(3,446)	211
Total stockholders' equity	243,666	315,572
Total liabilities and stockholders' equity	$1,481,916	$1,367,325

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
($ in thousands, except per share data)		(As restated)		(As restated)
Service revenue	$141,811	$82,980	$348,000	$245,292
Product sales	20,284	13,928	32,610	48,138
Total revenue	162,095	96,908	380,610	293,430
Cost of service revenue	1,412	907	3,624	3,139
Cost of product sales	9,391	7,088	15,562	24,838
Operating expenses	48,309	26,544	115,235	85,502
Selling, general and administrative expenses	31,580	17,511	86,252	64,218
Depreciation, amortization and (gain) loss on disposal of assets, net	29,529	29,590	84,806	88,002
Total costs and expenses	120,221	81,640	305,479	265,699
Income from operations	41,874	15,268	75,131	27,731
Interest expense, net	11,637	9,578	32,481	31,568
Change in fair value of private placement warrants	(5,067)	(4,400)	5,067	(11,533)
Tax receivable agreement liability adjustment	—	—	1,661	4,446
Loss on extinguishment of debt	—	—	5,334	—
Other income, net	(3,494)	(4,982)	(9,305)	(9,430)
Total other expenses	3,076	196	35,238	15,051
Income before income taxes	38,798	15,072	39,893	12,680
Income tax provision	11,492	3,986	17,510	3,176
Net income	$27,306	$11,086	$22,383	$9,504
Other comprehensive (loss) income:
Change in foreign currency translation adjustment	(3,818)	2,467	(3,657)	(1,408)
Total comprehensive income	$23,488	$13,553	$18,726	$8,096
Net income per share:
Basic	$0.17	$0.07	$0.14	$0.06
Diluted	$0.14	$0.07	$0.14	$0.06
Weighted average shares outstanding:
Basic	159,358	161,744	161,334	161,460
Diluted	165,431	162,568	164,808	161,995

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
($ in thousands)		(As restated)
Cash Flows from Operating Activities:
Net income	$22,383	$9,504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,756	87,828
Amortization of deferred financing costs and discounts	3,854	3,725
Change in fair value of private placement warrants	5,067	(11,533)
Tax receivable agreement liability adjustment	1,661	4,446
Loss on extinguishment of debt	5,334	—
Credit loss expense	6,716	10,628
Deferred income taxes	(8,677)	(3,920)
Stock-based compensation	10,184	9,192
Gain from third-party insurance proceeds	—	(1,400)
Other	238	1,075
Changes in operating assets and liabilities:
Accounts receivable, net	(5,442)	(58,913)
Unbilled receivables	(5,655)	3,866
Prepaid expenses and other assets	(5,014)	8,655
Accounts payable and accrued liabilities	15,596	(15,134)
Other liabilities	(1,717)	(3,669)
Net cash provided by operating activities	129,284	44,350
Cash Flows from Investing Activities:
Acquisition of business, net of cash and restricted cash acquired	(107,004)	—
Purchases of installation and service parts and property and equipment	(15,633)	(18,317)
Cash proceeds from the sale of assets	225	67
Net cash used in investing activities	(122,412)	(18,250)
Cash Flows from Financing Activities:
Borrowings of long-term debt	996,750	—
Repayment of long-term debt	(882,905)	(26,503)
Payment of debt issuance costs	(6,628)	(960)
Payment of debt extinguishment costs	(1,066)	—
Share repurchase and retirement	(100,000)	—
Proceeds from exercise of stock options	108	—
Payment of employee tax withholding related to RSUs vesting	(924)	(486)
Net cash provided by (used in) financing activities	5,335	(27,949)
Effect of exchange rate changes on cash and cash equivalents	(1,907)	(874)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,300	(2,723)
Cash, cash equivalents and restricted cash - beginning of period	120,892	132,430
Cash, cash equivalents and restricted cash - end of period	$131,192	$129,707

VERRA MOBILITY CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
($ in thousands)		(As restated)		(As restated)
Net income	$27,306	$11,086	$22,383	$9,504
Interest expense, net	11,637	9,578	32,481	31,568
Income tax provision	11,492	3,986	17,510	3,176
Depreciation and amortization	29,529	29,419	84,756	87,828
EBITDA	79,964	54,069	157,130	132,076
Transaction and other related expenses (i)	2,678	132	10,110	735
Transformation expenses (ii)	773	575	1,468	1,090
Change in fair value of private placement warrants (iii)	(5,067)	(4,400)	5,067	(11,533)
Tax receivable agreement liability adjustment (iv)	—	—	1,661	4,446
Loss on extinguishment of debt (v)	—	—	5,334	—
Stock-based compensation (vi)	3,703	3,153	10,184	9,192
Adjusted EBITDA	$82,051	$53,529	$190,954	$136,006

(i)
Transaction and other related expenses incurred in the three and nine months ended September 30, 2021 primarily related to costs associated with our Redflex acquisition and other deal costs, and certain costs for the debt offering of senior unsecured notes and refinancing the first lien term loan in March 2021. Transaction and other related expenses incurred in 2020 related to costs associated with our Pagatelia acquisition and certain costs for refinancing our debt.
(ii)
Transformation expenses consist of severance and other employee separation costs related to exit activities initiated during each respective period.
(iii)
This consists of adjustments to the private placement warrants liability from the re-measurement to fair value at the end of each reporting period.
(iv)
We recorded $1.7 million and $4.4 million of charges for the nine months ended September 30, 2021 and 2020, respectively. The TRA liability adjustment in 2021 is arising from higher estimated state tax rates due to changes in statutory rates, whereas in 2020 it is arising from higher estimated state tax rates due to a change in apportionment.
(v)
The loss on extinguishment of debt for the nine months ended September 30, 2021 consists of a $4.0 million write-off of pre-existing deferred financing costs and $1.3 million of lender and third-party costs associated with the issuance of the new first lien term loan.
(vi)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation 2018 Equity Incentive Plan.

FREE CASH FLOW (Unaudited)

	Nine Months Ended September 30,
($ in thousands)	2021	2020
Net cash provided by operating activities	$129,284	$44,350
Purchases of installation and service parts and property and equipment	(15,633)	(18,317)
Free cash flow	$113,651	$26,033

ADJUSTED EPS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(In thousands, except per share data)		(As restated)		(As restated)
Net income	$27,306	$11,086	$22,383	$9,504
Amortization of intangibles	22,896	23,559	66,858	70,619
Transaction and other related expenses	2,678	132	10,110	735
Transformation expenses	773	575	1,468	1,090
Change in fair value of private placement warrants	(5,067)	(4,400)	5,067	(11,533)
Tax receivable agreement liability adjustment	—	—	1,661	4,446
Loss on extinguishment of debt	—	—	5,334	—
Stock-based compensation	3,703	3,153	10,184	9,192
Total adjustments before income tax effect	24,983	23,019	100,682	74,549
Income tax effect on adjustments	(7,400)	(6,088)	(44,192)	(18,673)
Total adjustments after income tax effect	17,583	16,931	56,490	55,876
Adjusted Net Income	$44,889	$28,017	$78,873	$65,380

Adjusted EPS	$0.27	$0.17	$0.48	$0.40
Diluted weighted average shares outstanding	165,431	162,568	164,808	161,995

EBITDA and Adjusted EBITDA

We define EBITDA as net income adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities. As a result, they may not be comparable to similarly titled performance measures presented by other companies.

We use these metrics to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. EBITDA and Adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

Free Cash Flow

We define “Free Cash Flow” as cash flow from operations less capital expenditures.

Adjusted Net Income

We define “Adjusted Net Income” as net income adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Investor Relations Contact

IR@verramobility.com